UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

Celularity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave
Florham Park, New Jersey		07932
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2023 annual meeting of stockholders of Celularity Inc., or Celularity, held on June 14, 2023, or the Annual Meeting, the stockholders of Celularity approved an amendment to Celularity’s Second Amended and Restated Certificate of Incorporation to limit the liability of certain officers of Celularity as permitted by recent amendments to Delaware law. The certificate of amendment of Celularity’s Second Amended and Restated Certificate of Incorporation, or Certificate of Amendment, was filed with the Secretary of State of the State of Delaware on June 14, 2023 and became effective upon filing.

The foregoing description is qualified in its entirety by the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, Celularity’s stockholders voted on five proposals, each of which is described in more detail in its definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 1, 2023. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1. Stockholders elected the following nominees to serve as the Class II Directors on Celularity’s Board of Directors until its 2026 Annual Meeting of Stockholders or until his or her respective successor has been duly elected and qualified or until his or her earlier death, resignation or removal. The voting results for the nominees were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Dean C. Kehler	109,020,056	5,784,735	37,744,783
Robin L. Smith, M.D.	111,579,526	3,221,173	37,748,875
Lim Kok Thay	106,756,423	8,044,276	37,748,875

Proposal 2. Stockholders approved, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of shares of Celularity’s Class A common stock to YA II PN, Ltd., or Yorkville, representing more than 20% of Celularity’s pre-transaction outstanding Class A common stock or voting power at price per share below “Minimum Price” pursuant to that certain Pre-Paid Advance Agreement dated September 15, 2022, by and between Celularity and Yorkville, or the PPA. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,330,414	247,801	13,226,683	37,744,676

Proposal 3. Stockholders approved an amendment to the PPA with Yorkville to lower the floor price at which shares may be sold by Celularity from $0.75 per share to $0.50 per share. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,703,278	345,510	13,171,163	37,329,623

Proposal 4. Stockholders approved an amendment to Celularity’s Second Amended and Restated Certificate of Incorporation to limit the liability of certain of Celularity’s officers as permitted by recent amendments to Delaware law. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,025,084	588,306	13,191,508	37,744,676

Proposal 5. Stockholders ratified the appointment of Deloitte & Touche LLP as Celularity’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
152,207,451	122,747	219,376	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

3.1	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Celularity Inc.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELULARITY INC.

Date:	June 16, 2023	By:	/s/ Robert J. Hariri
Robert J. Hariri, M.D., Ph.D. Chairman and CEO